Exhibit 10.32

MEDICAL CARE TECHOLOGIES INC.

STOCK OPTION AGREEMENT

This Stock Option Agreement (this “Option”) is granted to the Optionee named above by Medical Care Technologies Inc. (the “Corporation”) pursuant to the Medical Care Technologies Inc. 2010 Stock Option Plan (the “Plan”) as of this 30th day of December, 2010, the date this Option was granted pursuant to the Plan.  This Option provides you an option to purchase the number of shares of the Common Stock of the Corporation at the times and on the terms set forth below.

1.             Number of Shares and Vesting.  The total number of shares of Common Stock subject to this Option is Five Hundred Thousand (500,000) shares.  Subject to the other terms of this Option, this Option shall be exercisable with respect to each installment shown below on or after the date of vesting applicable to such installment as follows:

Number of Shares (Installment)	Date of Earliest Exercise (Vesting)
125,000	June 28, 2011
125,000	December 28, 2011
250,000	June 28, 2012

2.              Exercise Price.  The exercise price of this Option is Twenty Five Cents ($0.25) per share.  The exercise price per share shall be paid upon exercise of all or any part of each installment which has become exercisable by you.

3.              Minimum Exercise.  The minimum number of shares with respect to which this Option may be exercised at any one time is the lesser of Twenty Five Thousand (25,000) or the number of shares as to which this Option is then exercisable.

4.             Assurances Upon Exercise. The Corporation may require you, or any person to whom this Option is transferred under paragraph 7 of this Option, as a condition of exercising this Option: (i) to give written assurances satisfactory to the Corporation as to such person’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Corporation who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising this Option; and (ii) to give written assurances satisfactory to the Corporation stating that such person is acquiring the Common Stock subject to this Option for such person’s own account and not with any present intention of selling or otherwise distributing the stock.  The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if: (i) the issuance of the shares of Common Stock upon the exercise of this Option has been registered under a then currently effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) as to any particular requirement, a determination is made by counsel for the Corporation that such requirement need not be met in the circumstances under the then applicable securities laws.  The Corporation may, upon advice of counsel to the Corporation, place legends on stock certificates issued upon exercise of this Option as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

5.              Term. The term of this Option commences on the date hereof and, unless sooner terminated as set forth below or in the Plan, terminates 10 years from the date it was granted.  This Option may terminate prior to the expiration of its term as set forth in the Plan.

6.              Notice of Exercise. This Option may be exercised, to the extent specified above, by delivering written notice of exercise together with the exercise price to the Secretary of the Corporation, or to such other person as the Corporation may designate, during regular business hours, together with such additional documents as the Corporation may then require pursuant to the Plan.  The notice must specify the number of shares to be purchased upon exercise and a date within 15 days after receipt of the notice by the Corporation on which the purchase is to be completed.  The exercise price must be paid in cash.

7.              Transferability. This Option is not transferable, except by will or by the laws of descent and distribution, or to a family trust owed by you, and shall be exercisable during your life only by you.  However, you may designate a third party who, in the event of your death, would be entitled to exercise this Option, by providing a written notice in a form satisfactory to the Secretary of the Corporation.

8.              State Securities Laws. Notwithstanding the other provisions of this Option, the Corporation may, in its reasonable discretion, determine that the registration or qualification of the shares of Common Stock covered by this Option is necessary or desirable as a condition of or in connection with the exercise of this Option.  If the Corporation makes such a determination, this Option may not be exercised in whole or in part unless and until such registration or qualification shall have been effected or obtained free of any conditions not acceptable to the Corporation, in its reasonable discretion.  The Corporation shall use good faith reasonable efforts to obtain or effect such registration or qualification, but is not required to obtain or effect such registration or qualification.

9.              Notices. Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Corporation to you, five days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Secretary of the Corporation.

10.            Supremacy of the Plan. This Option is subject to all the provisions of the Plan, a copy of which is attached, and its provisions are hereby made a part of this Option, including without limitation, the provisions of paragraph 6 of the Plan relating to option provisions.  This Option is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan.  In the event of any conflict between the provisions of this Option and those of the Plan, the provisions of the Plan shall control.

11.            Optionee Acknowledgments. By executing this Option, you acknowledge and agree as follows:

11.1. The Corporation does not warrant that this Option granted herein constitutes an “Incentive Stock Option” within the meaning of that section, or that the transfer of stock acquired pursuant to this Option will be treated for Federal Income Tax purposes as specified in Code § 421.

11.2. You understand that if, among other things, you dispose of shares of Common Stock granted to you pursuant to this Option within two years of the granting of this Option to you or within one year of the transfer of such shares to you, or you exercise this Option more than three months after termination of employment, then such shares will not qualify for the beneficial treatment which you might otherwise receive under Code §§ 421 and 422.

11.3. You further understand that upon exercise of this Option you may be subject to alternative minimum tax as a result of such exercise.

11.4. You and your transferees have no rights as a shareholder with respect to any shares of Common Stock covered by this Option until the date of the issuance of a stock certificate for such shares.

11.5. The Corporation is not providing you with advice, warranties or representations regarding any of the legal or tax effects to you with respect to this grant.

11.6. You acknowledge that you are familiar with the terms of the grant made to you under this Option and the Plan, that you have been encouraged by the Corporation to discuss the grant and the Plan with your own legal and tax advisers, and that you agree to be bound by the terms of the grant and the Plan.

11.7. You represent and warrant that you are acquiring and will hold the Option and the shares received upon exercise of such option for investment for your own account only, and not with a view to, or for resale in connection with, any "distribution" of the option and the shares within the meaning of the Securities Act.

11.8. If the shares underlying the Option are not registered, you understand that the option and the shares to be issued upon exercise of the Option have not been registered under the Securities Act or any state securities laws by reason of a specific exemption therefrom and that the option and the shares must be held indefinitely, unless they are subsequently registered under the Securities Act or you obtain an opinion of counsel (in form and substance satisfactory to the Corporation and its counsel) that registration is not required.

11.9. You acknowledge that the Corporation is under no obligation to register the option or the shares subject to the Option.

11.10. You am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions. These conditions include (without limitation) that certain current public information about the issuer is available and that the resale occurs only after the holding period required by Rule 144 has been satisfied. I understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Corporation has no plans to satisfy these conditions in the foreseeable future.

11.11. You will not sell, transfer or otherwise dispose of the option and the shares subject thereto in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act or any blue sky or state securities laws or regulations.

11.12. You acknowledge that you have received and had access to such information as you consider necessary or appropriate for deciding whether to invest in the option and the shares subject thereto and that you had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the issuance of the option and the shares subject thereto.

11.13. You are aware that your investment in the Corporation is speculative and subject to the risk of complete loss.

11.14. You acknowledge that you are acquiring the option and the shares subject thereto to all the terms of the Plan and this Agreement.

12.            Withholding. You acknowledge that federal and state income and payroll tax may apply upon exercise of this Option.  If the Corporation determines, in its sole discretion, that withholding is required, you agree that such withholding may be accomplished with respect to the cash compensation (if any) due to you from the Corporation.  If withholding pursuant to the foregoing sentence is insufficient (in the sole judgment of the Corporation) to satisfy the full withholding obligation, you agree that you will pay over to the Corporation the amount of cash or, if acceptable to the Corporation in its sole discretion, property with a value necessary to satisfy such remaining withholding obligation on the date this Option is exercised or at a time thereafter specified in writing by the Corporation.

13.            Entire Agreement.  This Option and the Plan constitute the entire agreement between the parties pertaining to the subject matter contained herein and they supersede all prior and contemporaneous agreements, representations, and understandings of the parties.  No supplement, modification, or amendment of this Option shall be binding unless executed in writing by all of the parties.  No waiver of any of the provisions of this Option shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver shall be binding unless executed in writing by the party making the waiver.

14.            Governing Law.  This Option shall be construed according to the laws of the State of New York and federal law, as applicable.  Any dispute relating to this Option shall be brought and heard only in a court of competent jurisdiction in the State of New York.

MEDICAL CARE TECHNOLOGIES INC. By: /s/Hui Liu Hui Liu Its: Treasurer Date: December 30, 2010

The undersigned:

(a)           Acknowledges receipt of the foregoing Option, agrees to its terms and understands that all rights and liabilities with respect to this Option are set forth in this Option and the Plan;

(b)           Acknowledges that as of the date of grant of this Option, it sets forth the entire understanding between the undersigned and the Corporation and its affiliates regarding the acquisition of the Common Stock of the Corporation covered by this Option and supersedes all prior oral and written agreements on that subject; and

(c)           Acknowledges that the bona fide services to be rendered by the undersigned to the Corporation shall under no circumstances include (a) any activities which could be deemed by the Securities and Exchange Commission (“SEC”) to constitute investment banking or any other activities requiring the undersigned to register as a broker-dealer under the Securities Exchange Act of 1934; (b) any activities which could be deemed by the SEC to be in connection with the offer or sale of securities or in any capital-raising transaction; or (c) any activities which directly or indirectly promote or maintain a market for the Corporation’s securities.

OPTIONEE:

Name:                      Ning C. Wu

Address:                706 – 438 King Street West
Toronto, Ontario M5V 3T9

Soc. Sec. #:            n/a

Date: December 30, 2010